AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                 THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                      NONE
                     (I.R.S. Employer Identification Number)

        REMBRANDT TOWER, AMSTELPLEIN 1, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

                  PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                LYNNE A. BEZIKOS
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0612
            (Name, Address and Telephone Number of Agent for Service)


                                     CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                     PROPOSED        PROPOSED       AMOUNT OF
                                                                     MAXIMUM          MAXIMUM     REGISTRATION
     TITLE OF EACH CLASS OF                                       OFFERING PRICE     AGGREGATE         FEE
  SECURITIES TO BE REGISTERED        AMOUNT TO BE REGISTERED        PER SHARE     OFFERING PRICE
----------------------------------------------------------------------------------------------------------------
COMMON SHARES OF KONINKLIJKE                 800,000                $88.96(1)       $71,168,000      $19,785
PHILIPS ELECTRONICS N.V., PAR  ---------------------------------------------------------------------------------
VALUE 1 EURO PER SHARE                       625,000(2)             $71.71          $44,818,750      $13,222(3)
================================================================================================================

(1)  CALCULATED  SOLELY FOR THE PURPOSE OF DETERMINING THE  REGISTRATION  FEE PURSUANT TO RULE 457(H) BASED UPON
     THE PRICE AT WHICH THE OPTIONS MAY BE EXERCISED, $88.96 PER SHARE.

(2)  REPRESENTS  SECURITIES  PREVIOUSLY  REGISTERED ON THIS FORM (FILE NO.  333-70215)  WITH RESPECT TO THE SAME
     BENEFIT PLAN.

(3)  PAID JANUARY 7, 1999 IN CONNECTION WITH SECURITIES PREVIOUSLY REGISTERED ON THIS FORM (FILE NO. 333-70215).

                                EXPLANATORY NOTE

         This registration statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan (File No. 333-70215) is effective. Accordingly, in accordance with Instruction E to Form S-8, the registrant has filed only a facing page, all required opinions and consents, the signature page and any information required in the new registration statement that is not in the earlier registration statement. The registrant hereby incorporates herein by reference the contents of its registration statement on Form S-8 (File No. 333-70215).

                     SIGNATURES OF ROYAL PHILIPS ELECTRONICS

         Pursuant to the requirements of the Securities Act of 1933, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on November 19, 1999.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           By: /s/ Ari Westerlaken
                              -----------------------------------
                           Name: Ari Westerlaken
                           Title: General Secretary

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lynne A. Bezikos his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on November 19, 1999.

Name                          Title
----                          -----

/s/ Cor Boonstra              President, Chairman of the Board of Management
--------------------------    (Principal Executive Officer)
Cor Boonstra


/s/ Jan H.M. Hommen           Executive Vice-President, Member of the Board of
--------------------------    Management and Chief Financial Officer (Principal
Jan H.M. Hommen               Financial and Accounting Officer)


/s/ Adri Baan                 Executive Vice-President, Member of the Board of
--------------------------    Management
Adri Baan


                              Executive Vice-President, Member of the Board of
--------------------------    Management
Arthur P.M. van der Poel


/s/ John W. Whybrow           Executive Vice-President, Member of the Board of
--------------------------    Management
John W. Whybrow


/s/ L.C. van Wachem           Chairman of the Supervisory Board
--------------------------
L.C. van Wachem

Name                          Title
----                          -----

/s/ W. de Kleuver             Vice-Chairman and Secretary of the Supervisory
--------------------------    Board
W. de Kleuver


/s/ W. Hilger                 Member of the Supervisory Board
--------------------------
W. Hilger


/s/ C.J. Oort                 Member of the Supervisory Board
--------------------------
C.J. Oort


                              Member of the Supervisory Board
--------------------------
L. Schweitzer


                              Member of the Supervisory Board
--------------------------
Sir Richard Greenbury


                              Member of the Supervisory Board
--------------------------
J-M Hessels


/s/Lynne A. Bezikos           Duly authorized representative in the United
--------------------------    States
Lynne A. Bezikos

                                INDEX TO EXHIBITS

4.1 Philips Electronics North America Corporation 1998 Stock Option Plan, dated February 12, 1998. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-70215).)

23.1   Consent of KPMG Accountants N.V.